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                                                                    EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE:                      CONTACT:  Nancy J. Sterling, APR
January 25, 2002                                      ML Strategies, LLC
                                                      (617) 348-1811



                        ACT MANUFACTURING, INC. RECEIVES
                         ADDITIONAL DIP FINANCING TODAY

         Hudson, MA--After a preliminary hearing today in Federal Bankruptcy Court in Worcester, Massachusetts, ACT Manufacturing, Inc. announced it received $20 million of Debtor in Possession (DIP) financing under Chapter 11. The Judge handling the case is the Honorable Joel Rosenthal.

         The company filed for reorganization on December 21, 2001. The funds approved today, subject to a final hearing, are through June 2002 and would allow ACT to continue to service customers and maintain day-to-day operations. The firm believes that the multi-month DIP, along with the ongoing cash collateral, would be sufficient to meet ACT's operational needs.

         ACT has operations in California, Georgia, Massachusetts, Mississippi, France, England, Ireland, Mexico, Singapore, Taiwan and Thailand. ACT's overseas operations are unaffected by the Chapter 11 filing.

         The company, headquartered in Hudson, Massachusetts, provides value-added electronics manufacturing services to original equipment manufacturers in the networking and telecommunications, computer and industrial and medical equipment markets. The Company provides OEMs with complex printed circuit board assembly primarily utilizing advanced surface mount technology, electro-mechanical subassembly, total system assembly and integration, mechanical and molded cable and harness assembly and other value-added services.

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are neither guarantees nor promises, but which are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Forward-looking statements relate, among other things, to ACT's role in the electronics manufacturing services market, the results of actions taken by management, the strength of our customers' markets and the outsourcing model in the electronics industry, expected operating and financial results, sources of liquidity and capital resources, effects of our cash management plan, negotiations with lenders and other parties, anticipated results of restructuring efforts, developments within the customer base and market opportunities, future customer shipments, and the plans and objectives of management. Those risks and

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uncertainties include, among others: changes or anticipated changes in economic conditions; trends in the electronics industry; the strength of our customers' markets and future customer demands; the financial condition of our customers; the inability to achieve satisfactory financial arrangements with bank lenders and other financial sources; the inability to successfully integrate acquired businesses, the inability to achieve expected synergies and cost associated with acquisitions; the effectiveness of managing manufacturing processes; increased competition and its effects on pricing, revenues and gross margins, and our customer base; our ability to timely complete, configure and ship products; and changes, reductions, delays or cancellations of customer orders. In addition, our business and results of operations are subject to numerous additional risks and uncertainties, including the short-term nature of customer orders, customers' announcements and introductions of new products or new generations of products, evolutions in the life cycles of customers' products, inventory obsolescence and currency exchange rate movements. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended December 31, 2000 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001.